EXHIBIT 23.1

Our ref	DLK\620456\3229634v1
Direct tel	+852 2971 3006
E-mail	derrick.kan@maplesandcalder.com
Home Inns & Hotels Management Inc.
No. 124 Caobao Road
Xuhui District
Shanghai 200235
People’s Republic of China
24 April 2009
Dear Sir
Re: Home Inns & Hotels Management Inc.
We have acted as legal advisors as to the laws of the Cayman Islands to Home Inns & Hotels Management Inc., an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended 31 December 2008.
We hereby consent to the reference of our name under the heading “Item 16G Corporate Governance” in the Form 20-F.
Yours faithfully

/s/ Maples and Calder
Maples and Calder

Maples and Calder
53rd Floor    The Center    99 Queen’s Road Central     Hong Kong
Tel +852 2522 9333    Fax +852 2537 2955    www.maplesandcalder.com
Resident Hong Kong Partners: Christine Chang (England and Wales), Spencer Privett (England and Wales)
Anne Walker (England and Wales), Anthony Webster (England and Wales), Greg Knowles (England and Wales)
Harriet Unger (England and Wales), Barry Mitchell (British Virgin Islands), Matthew Stocker (Cayman Islands)
Cayman Islands and British Virgin Islands Attorneys at Law | Offices: British Virgin Islands, Cayman Islands, Dubai, Hong Kong, London